                                                                   EXHIBIT 10.55

                                   NET LEASE
                            BASIC LEASE INFORMATION

DATE:               March 31, 2000
                          --
LANDLORD:           The Multi-Employer Property Trust, a trust organized under
                    12 C.F.R. Section 9.18

TENANT:             AvantGo, Inc., a Delaware corporation

PREMISES:           The entire rentable area of the building located at 25901
                    Industrial Blvd., Hayward,California ("Building E"), and the entire rentable area of the building located at 25881
                    Industrial Blvd., Hayward, California ("Building F"), each as shown on Exhibit A attached hereto. Landlord and Tenant stipulate that for all purposes of this Lease the Building E
                    Premises contains 36,932 rentable square feet and the Building F Premises contains 51,449 rentable square feet.

PROPERTY:           Mt. Eden Business Park, Hayward, California

USE: General office, administrative, light manufacturing and warehousing purposes.

TERM:               Approximately seven (7) years

ESTIMATED COMMENCEMENT DATE:          August 1, 2000

INITIAL BASE RENT:                    $141,410.00 ($1.60 per rentable sq. ft.
                                      per month)

TENANT'S PERCENTAGE SHARE:            100% (Building E Premises)
                                      100% (Building F Premises)

SECURITY DEPOSIT:                     $3,250,000.00 Letter of Credit

BROKERS: Colliers Parish International Inc. (representing Landlord) Cornish & Carey Commercial (representing Tenant)

ADDRESS FOR NOTICES:  Landlord:       The Multi-Employer Property Trust
                                      c/o Riggs & Company
                                      808 17th Street N.W.
                                      Washington, D.C. 20006
                                      Attn: Patrick O. Mayberry

                      Tenant:         AvantGo, Inc.
                                      1700 South Amphlett Blvd., Suite 300
                                      San Mateo, CA 94402

  After Commencement Date:            To Tenant at the Premises, Attn: Tom
                                      Hunter

LANDLORD'S CONTRIBUTION
TO TENANT IMPROVEMENTS:               $2,209,525.00

LANDLORD'S INITIALS:/s/[illegible]^   TENANT'S INITIAL'S:/s/[illegible]^
                   ----------------                      ----------------

TABLE OF CONTENTS

                                                         Page
                                                         ----
   1.  Premises.                                            1
   2.  Term.                                                1
   3.  Rent                                                 2
   4.  Base Rent                                            3
   5.  Operating Expenses                                   3
   6.  Proration of Rent                                    6
   7.  Tenant Improvements                                  7
   8.  Use of the Premises                                  7
   9.  Alterations                                          9
  10.  Repairs                                             10
  11.  Damage or Destruction                               10
  12.  Eminent Domain                                      11
  13.  Indemnity and Insurance                             12
  14.  Assignment or Sublet                                14
  15.  Default                                             17
  16.  Landlord's Right to Perform Tenant's Covenants      18
  17.  Letter of Credit                                    19
  18.  Surrender of Premises                               20
  19.  Holding Over                                        21
  20.  Access to Premises                                  21
  21.  Signs                                               21
  22.  Subordination                                       22
  23.  Transfer of the Property                            23
  24.  Estoppel Certificates; Financial Statements         23
  25.  Mortgagee Protection                                23
  26.  Attorneys' Fees                                     24
  27.  Brokers                                             24
  28.  Parking                                             24
  29.  Utilities and Services                              24
  30.  Intentionally Deleted                               25
  31.  Acceptance                                          25
  32.  Use of Building Name                                25
  33.  Recording                                           25
  34.  Quitclaim                                           25
  35.  Notices                                             25
  36.  Landlord's Exculpation                              26
  37.  Additional Structures                               26
  38.  Consents and Approvals                              26
  39.  General                                             26

EXHIBIT "A": Premises Designation
EXHIBIT "A-1": Property Site Plan
EXHIBIT "B": Tenant Improvements
EXHIBIT "C": Commencement Date Memorandum
EXHIBIT "D": Rules and Regulations
EXHIBIT "E": Form of Tenant Estoppel Certificate

                                   NET LEASE

  THIS LEASE, which is effective as of the date set forth in the Basic Lease Information, is entered by Landlord and Tenant, as set forth in the Basic Lease Information. Terms which are capitalized in this Lease shall have the meanings set forth in the Basic Lease Information or as otherwise defined in this Lease.

1.    Premises.
      --------

  Landlord leases to Tenant, and Tenant leases from Landlord, the Premises described in the Basic Lease Information (as shown on Exhibit A), together with
                                                      ---------
the right in common to use the Common Areas. The Common Areas shall mean the areas and facilities within the land shown on Exhibit A-1 (the "Land") and within all buildings and improvements now or hereafter located on the Land, in each case to the extent provided and designated by Landlord for the general use, convenience or benefit of Tenant and other tenants and occupants of the Property (e.g., restrooms; janitorial, telephone and electrical closets; sidewalks;
 ---
driveways, public lobbies, entrances and stairs; and unreserved parking areas). So long as the entire rentable area of any building on the Land is contained in the Premises, such building shall not have any Common Areas. The Common Areas shall include the Cultural Center delineated on Exhibit A-1 (the "Cultural
                                                -----------
Center"); provided, however, that Landlord may from time to time prescribe rules and regulations for use of and access to the Cultural Center by Tenant and other tenants of the Property. Without limitation of the provisions of any such rules and regulations, Tenant acknowledges that (i) no tenant of the Property (including Tenant) shall have exclusive rights to use the Cultural Center, (ii) some or all of the tenants of the Property (including Tenant) may be excluded from use of the Cultural Center from time to time to accommodate use of the Cultural Center for special events, (iii) access to the Cultural Center shall be restricted by means of a locked gate or other apparatus after normal business hours, as prescribed from time to time by Landlord. Landlord reserves the right to make changes to the Common Areas. Building E and Building F are each referred to herein as a "Building" and are collectively referred to herein as the "Buildings". The Buildings and such other buildings and improvements now or hereafter located on the Land, together with the Land and the Common Areas, are collectively referred to in this Lease as the "Property" or the "Real Property".

2.    Term.
      ----

  a.  Lease Term. The term of this Lease (the "Term") shall commence on the
      ----------
Commencement Date (as defined in Subsection 2.b.) and, unless terminated on an earlier date in accordance with the terms of this Lease, shall end on the date (the "Expiration Date") that is the last day of the calendar month in which occurs the seventh (7th) annual anniversary of the Commencement Date. Tenant acknowledges that on the Commencement Date, the Term, and Tenant's obligation to pay Base Rent and Operating Expenses pursuant to Sections 4 and 5, respectively, shall commence as to the entire Premises, notwithstanding that the Tenant Improvements in the Building E Premises shall not have been Substantially Completed by such date and that Tenant is unable to use the Building E Premises for the conduct of its business by such date.

  b.  Commencement Date. The "Commencement Date" of this Lease shall be the
      -----------------
earliest to occur of the following: (i) the date that the Tenant Improvements (as defined in Exhibit B attached hereto) in the Building F Premises have been
               ---------
Substantially Completed and Landlord provides written notice thereof to Tenant;
(ii) the date Tenant occupies the Building F Premises or the Building E Premises or any portion of either for the conduct of business; or (iii) the date the Commencement Date would have occurred but for Tenant Delay. For all purposes of this Lease, Tenant shall be deemed to have taken occupancy of the entire Premises upon the Commencement Date.

  "Substantial Completion of the Tenant Improvements" shall be deemed to have occurred when the Tenant

Improvements have been completed in accordance with the Final Plans (as defined in Exhibit B), subject only to the completion or correction of Punch List Items.
   ---------
Tenant shall be responsible, at its sole cost and expense, for obtaining any permits required by reason of Tenant's particular use of the Premises (including, without limitation, permits for any Hazardous Materials used in connection therewith) (collectively, the "Special Use Permits"), and in no event shall Substantial Completion of the Tenant Improvements require that the Special Use Permits have been obtained. "Punch List Items" shall mean incomplete or defective work or materials in the Tenant Improvements which do not materially impair Tenant's use of the Premises for the conduct of Tenant's business therein. "Tenant Delay" means any delay in completion of the Tenant Improvements caused or requested by Tenant, including any such delay caused by (I) any Changes (as defined in Exhibit B attached hereto) to the Tenant Improvements
                       ---------
requested by Tenant (including any proposed Changes that are not ultimately approved or made), (II) Tenant's interference with the construction of the Tenant Improvements (including any early entry into the Premises, whether or not approved by Landlord), (III) Tenant's failure to promptly respond to inquiries regarding the construction of the Tenant Improvements or to promptly make any selection of materials, finishes or colors, (IV) Tenant's failure to approve or reasonably disapprove any plans or specifications or costs or budgets or other items within the time period set forth on Exhibit B for the same, (V) Tenant's
                                          ---------
failure to furnish any information to Landlord within the time period set forth on Exhibit B for the same, (VI) Tenant's request that the Tenant Improvements
   ---------
include special materials, finishes or installations or other so-called "long lead" items, or (VII) the Special Use Permits, or any requirement that the same be obtained.

  Landlord shall endeavor in good faith to notify Tenant in writing of any Tenant Delay (identifying the nature of the Tenant Delay) as soon as reasonably practicable after Landlord becomes actually aware of such Tenant Delay, together with Landlord's then good faith estimate of the probable duration of such Tenant Delay.

  c.   Premises Not Delivered. If, for any reason, the Commencement Date does
       ----------------------
not occur by the Estimated Commencement Date, the failure shall not affect the validity of this Lease, or the obligations of Tenant under this Lease, and Landlord shall not be subject to any liability. Notwithstanding the foregoing, in the event that the Commencement Date does not occur by December 1, 2000, as such date shall be extended for delays caused by Tenant Delay or Force Majeure (such date, as so extended, the "Trigger Date"), then Tenant shall have the right to terminate this Lease (as to all of the Premises only) by notice to Landlord given, if at all, within ten (10) days after the Trigger Date. For purposes of this Lease, "Force Majeure" shall mean strikes, lock-outs, labor disputes, shortages of material or labor, fire, earthquake, flood or other casualty, acts of God or any other cause (other than financial inability) beyond the reasonable control of Landlord.

  d.   Commencement Date Memorandum. When the Commencement Date is determined,
       ----------------------------
the parties shall execute a Commencement Date Memorandum, in the form attached hereto as Exhibit C, setting forth the Commencement Date and the Expiration
          ---------
Date.

  e.   Early Entry. If Tenant is permitted by Landlord to enter the Premises
       -----------
prior to the Commencement Date for the purpose of fixturing or any purpose other than the conduct of Tenant's business, the entry shall be subject to all the terms and provisions of this Lease, except that Tenant's obligation to pay Base Rent and Operating Expenses shall not commence until the Commencement Date. Without limitation, in no event will Landlord consent to such early access if Landlord shall reasonably determine that the same might delay or interfere with Landlord's construction of the Tenant Improvements, or increase the cost of the Tenant Improvements.

3.     Rent.
       ----

  As used in this Lease, the term "Rent" shall include: (i) the Base Rent; (ii) Operating Expenses payable by Tenant pursuant to Section 5 below; and (iii) all other amounts which Tenant is obligated to pay under the terms of this Lease. All amounts of money payable by Tenant to Landlord shall be paid without prior notice or demand, deduction or offset. If any installment of Base Rent is not paid by Tenant by the fifth (5th) day of the month, or if any payment of Operating Expenses or any other amount payable by Tenant is not paid within five
(5) days of the due date thereof, Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of the amount of the delinquent amount, in addition to the amount of Rent then owing, regardless of whether a notice of default or notice of termination has been given by Landlord. In addition to the five percent (5%) late charge, any Base Rent, Operating Expenses or other amounts owing hereunder which are not paid within five (5) days after the date they are due shall thereafter bear interest at the rate ("Interest Rate") which is the lesser of eighteen percent (18%) per annum or the maximum rate permitted by applicable law.

4.     Base Rent.
       ---------

  a.   Initial Base Rent. Commencing on the Commencement Date, and thereafter on
       -----------------
the first day of each calendar month of the Term, Tenant shall pay monthly base rent ("Base Rent") for the entire Premises to Landlord (or other entity designated by Landlord), in advance, at Landlord's address for notices (as set forth in the Basic Lease Information) or at such other address as Landlord may designate. The initial Base Rent shall be the amount set forth in the Basic Lease Information. Base Rent payable hereunder for the first full calendar month after Tenant's obligation to pay Base Rent commences shall be paid upon Tenant's execution of this Lease.

  b.   Base Rent Adjustment. Effective as of each annual anniversary of the
       --------------------
Commencement Date, the Base Rent payable by Tenant for the Premises shall increase to one-hundred four percent (104%) of the Base Rent then in effect for the Premises (without taking into account any temporary rental abatements then in effect).

5.     Operating Expenses.
       ------------------

  a.   Operating Expenses. Tenant shall pay Tenant's Percentage Share of
       ------------------
Operating Expenses incurred by Landlord during each calendar year falling in whole or in part during the Term.

  b.   Operating Expenses. The term "Operating Expenses" shall include all
       ------------------
reasonable expenses and costs of every kind and nature, except as provided in the next paragraph, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, administration, maintenance, repair and operation of the Premises, the Buildings, the Common Areas, and the balance of the Property, to the extent allocable, as reasonably determined by Landlord, to the Buildings in which the Premises is located. Operating Expenses shall include, without limitation, the following: (i) all impositions relating to the Real Property, including Real Property Taxes (as defined in Section 5.d.); (ii) premiums for insurance relating to the Real Property, including as set forth in Sections 13.b., 13.d. and 13.i., and insurance deductibles paid by Landlord; (iii) wages, salaries, bonuses and expenses and benefits (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits, and costs of uniforms) of all on-site and off-site employees of Landlord or its agents, at the rank of property manager or below, engaged in operation, management, administration, maintenance, repair and security of the Real Property, including, without limitation, administrative, management and accounting personnel and the individual(s) responsible for management of the Property, and payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (iv) costs of all supplies, materials and equipment rentals used in operations; (v) all maintenance, janitorial, security and service costs; (vi) a management fee not to exceed 5% of all gross revenues from the Real Property, including revenues attributable to Tenant's and other tenants' payments of Operating Expenses; (vii) legal and accounting expenses, including the cost of audits by certified public accountants; (viii) all repair, painting and maintenance costs relating to the Real Property and its Common Areas, including sidewalks, landscaping, service areas, mechanical rooms, parking areas, driveways and Building exteriors; (ix) all charges for heat, water, gas, steam, fuel, electricity and other utilities used or consumed in the Buildings and Common Areas; (x) costs of repairs, replacements, and general maintenance to and of the Building Systems and the Base Building Components (as such terms are defined in Sections 9.a. and 10.a.; respectively, below); (xi) the costs of capital improvements, capital replacements, capital repairs, capital equipment, and capital tools and devices installed or paid for by Landlord and intended to reduce other Operating Expenses or required to comply with Legal Requirements (as defined in Section 8.c. below) or intended for the protection of the health and safety of the occupants of the Property; and (xii) Landlord's costs of maintaining the Cultural Center, which costs shall be deemed, for purposes of this Lease, the sum of $60,000.00, as such sum shall be increased on January 30, 1999 and each January 30th thereafter (each, an "Adjustment Date"), by the percentage increase in the Index over the one (1) year period ending on the date on which the Index is published in the month immediately preceding the Adjustment Date. With respect to any costs included in Operating Expenses under clause (x) which are capital expenditures, as determined by Landlord in accordance with generally accepted accounting principles consistently applied, and with respect to the costs of items included in Operating Expenses under clause (xi), such costs shall be amortized over a period determined by Landlord, together with interest on the unamortized balance at a rate per annum equal to three (3) percentage points over the Treasury Rate charged at the time such item is constructed or acquired, or at such higher rate as may have been paid by Landlord on funds borrowed for the purpose of acquiring or constructing such item, but in either case not more than the maximum rate permitted by law at the time such item is acquired or constructed. As used herein, "Treasury Rate" means the six-month United States treasury bill rate in effect from time to time by the San Francisco Main Office of Bank of America, NA (or any successor bank thereto), or if there is no such rate, the rate quoted by such bank in pricing ninety day commercial loans to substantial commercial borrowers.

     The term "Index" as used herein shall mean the Consumer Price Index for All Urban Consumers (1982-84 = 100) San Francisco-Oakland-San Jose, California, All Items, published by the Bureau of Labor Statistics of the U.S. Department of Labor. If the Bureau of Labor Statistics ceases to publish the above Index, or if the above Index is otherwise renamed, discontinued or superseded, the parties agree that the Bureau of Labor Statistics or any successor governmental agency thereto will be the sole judge of the comparability of successive indexes, but if no succeeding index is published, the calculations under this Lease based on the Index shall be made using the most closely comparable statistics on the purchasing power of the consumer dollar as published by a responsible financial authority and selected by Landlord.

     Operating Expenses shall not include the following: (i) depreciation on the Buildings or other buildings located on the Land, or equipment or systems therein; (ii) debt service; (iii) rental under any ground or underlying lease;
(iv) attorneys' fees and expenses incurred in connection with lease negotiations or disputes with past, current or prospective Building tenants; (v) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Buildings or other buildings located on the Land to be demised to tenants;
(vi) advertising expenses; (vii) costs reimbursed by insurance proceeds; (viii) real estate broker's or other leasing commissions; or (viii) costs allocable to the Common Areas in any of the buildings on the Land in which no portion of the Premises is located.

     The parties agree that statements in this Lease to the effect that Landlord is to perform certain of its obligations hereunder at its own or sole cost and/or expense shall not be interpreted as excluding any cost from Operating Expenses if such cost is an Operating Expense pursuant to the terms of this
Section 5.b.

  c.   Monthly Increments; Adjustment. Promptly following the commencement of
       ------------------------------
the Term and prior to the commencement of each subsequent calendar year (or as soon thereafter as practicable), Landlord shall estimate the Operating Expenses payable by Tenant for such calendar year pursuant to this Section. Tenant shall pay to Landlord, on the first day of each month, in advance, one-twelfth (1/12) of Landlord's estimated amount. If at any time during the course of the year Landlord determines that the Operating Expenses payable by Tenant will vary from the then estimated amount, by notice to Tenant Landlord may revise the amount payable by Tenant during the balance of the calendar year such that the total estimated additional amount due from Tenant for such calendar year is paid by Tenant during the balance of the calendar year in equal monthly amounts. Within ninety (90) days (or as soon thereafter as practicable) after the close of each calendar year, Landlord shall provide Tenant with a statement to account for any difference between the actual and the estimated Operating Expenses for the previous year. Landlord's annual statement shall be final and binding upon Landlord and Tenant unless, within ninety (90) days after delivery thereof to Tenant, Landlord shall revise or Tenant shall contest any item therein by written notice to the other, specifying each item revised or contested and the reason therefor. Notwithstanding the foregoing, the Real Property Taxes included in any such annual statement may be modified by any subsequent adjustment or retroactive application of Real Property Taxes affecting the calculation of Operating Expenses. If Tenant has overpaid the amount of Operating Expenses owing pursuant to this Section, Landlord shall credit the overpayment against Tenant's next payments due under this Section 5. If Tenant has underpaid the amount of Operating Expenses owing pursuant to this Section, Tenant shall pay the amount of the underpayment to Landlord within thirty (30) days after Tenant's receipt of Landlord's statement. If the rentable area of either Building is not fully occupied during any calendar year, Operating Expenses for such calendar year for such Building shall be adjusted to equal Landlord's reasonable estimate of the Operating Expenses which would have been incurred during such calendar year if the total rentable area of such Building were occupied.

  d.  Definition of Real Property Taxes. The term "Real Property Taxes" shall
      ---------------------------------
mean any ordinary or extraordinary form of assessment or special assessment, license fee, rent tax, levy, penalty (if a result of Tenant's delinquency), or tax (other than net income, estate, succession, inheritance, transfer or franchise taxes), imposed by any authority having the direct or indirect power to tax, or by any city, county, state or federal government for any maintenance or improvement or other district or division thereof. The term shall include all transit charges, housing fund assessments, real estate taxes and all other taxes relating to the Premises, Buildings and/or Property, all other taxes which may be levied in lieu of real estate taxes, all assessments, assessment bonds, levies, fees, and other governmental charges (including, but not limited to, charges for traffic facilities, improvements, child care, water services studies and improvements, and fire services studies and improvements) for amounts necessary to be expended because of governmental orders, whether general or special, ordinary or extraordinary, unforeseen as well as foreseen, of any kind and nature for public improvement, services, benefits or any other purposes which are assessed, levied, confirmed imposed or become a lien upon the Premises, Buildings or Property or become payable during the Term.

  e.   Acknowledgment of Parties. It is acknowledged by Landlord and Tenant that
       -------------------------
Proposition 13 was adopted by the voters of the State of California in the June, 1978 election, and that assessments, taxes, fees, levies and charges may be imposed by governmental agencies for such purposes as fire protection, street, sidewalk, road, utility construction and maintenance, refuse removal and for other governmental services which formerly may have been provided without charge to property owners or occupants. It is the intention of the parties that all new and increased assessments, taxes, fees, levies and charges due to Proposition 13 or any other cause are to be included within the definition of Real Property Taxes for purposes of this Lease.

  f.   Taxes on Tenant Improvements and Personal Property. Notwithstanding any
       --------------------------------------------------
other provision hereof, Tenant shall pay the full amount of any increase in Real Property Taxes during the Term resulting from any and all Alterations (as defined in Section 9.a. below) of any kind whatsoever placed in, on or about the Premises for the benefit of, at the request of, or by Tenant. Tenant shall pay, prior to delinquency, all taxes assessed or levied against Tenant's personal property, equipment, furniture or fixtures (collectively, "Personal Property") in, on or about the Premises. When possible, Tenant shall cause its Personal Property to be assessed and billed separately from the real or personal property of Landlord. Tenant recognizes that pursuant to Section 107.6 of the California Revenue and Taxation Code Tenant's possessory interest under this Lease may be subject to property taxation based on the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code.

  g.   Fiscal Year. Landlord shall have the right to account and bill for
       -----------
Operating Expenses on the basis of a fiscal year, rather than a calendar year as set forth above, and to revise such fiscal year from time to time, provided that Landlord follows generally accepted accounting principles consistently applied in connection therewith.

  h.   Net Lease. This shall be a Net Lease and Base Rent shall be paid to
       ---------
Landlord absolutely net of all costs and expenses except as expressly herein provided. The provisions for Tenant's payment of Tenant's Percentage Share of Operating Expenses are intended to pass on to Tenant and reimburse Landlord for Tenant's Percentage Share of all costs and expenses associated with the Real Property, except as expressly provided in this Lease.

  i.   Tenant's Audit Right. Tenant shall have the right to cause a reputable
       --------------------
nationally recognized accounting firm to audit Landlord's books and records pertaining to Operating Expenses for the immediately prior calendar year, provided that Tenant notifies Landlord in writing of Tenant's intention to exercise such audit right within ninety (90) days after receipt of the relevant annual statement described in Section 5.c., actually begins such audit within thirty (30) days after such notice from Tenant (but in no event earlier than ten
(10) Business Days (as defined below) after such notice) and diligently pursues such audit to completion. Landlord agrees to make available to Tenant's auditors, at the Buildings or at Landlord's office in the State of California, the books and records relevant to the audit for review and copying, but such books and records may not be removed from Landlord's location. Tenant shall promptly deliver to Landlord a copy of the report or other documentation prepared by Tenant's auditors upon completion of the audit. Tenant shall bear all costs of such audit, except that, if the audit (as conducted and certified by Tenant's nationally recognized accounting firm) shows an aggregate overstatement of Operating Expenses of more than five percent (5%), and Landlord's auditors concur in such findings (or, in the absence of such concurrence, such overstatement is ultimately confirmed by dispute resolution), then Landlord shall bear Tenant's costs of the audit, such payment to be made by Landlord within thirty (30) days of Landlord's receipt of the invoice (with reasonably satisfactory supporting documentation) for such costs. If the agreed or confirmed audit shows an underpayment of Operating Expenses by Tenant, Tenant shall pay to Landlord, within thirty (30) days after the audit is agreed to or confirmed, the amount owed to Landlord, and, if the agreed or confirmed audit shows an overpayment of Operating Expenses by Tenant, Landlord shall reimburse Tenant for such overpayment within thirty (30) days after the audit is agreed to or confirmed. As used in this Lease, a "Business Day" is Monday through Friday, excluding state or federal holidays.

6.   Proration of Rent. If the Commencement Date is not the first day of a
     -----------------
calendar month, or if the end of the Term is not the last day of a calendar month, Base Rent payable by Tenant pursuant to Section 4, and Operating Expenses payable by Tenant pursuant to Section 5, shall be prorated on a daily basis (based upon a thirty (30) day month) for such fractional month. If any date on which Base Rent is to be adjusted hereunder is not the first day of a calendar month, Base Rent payable by Tenant pursuant to Section 4 for such calendar month shall be prorated on a daily basis (based on the number of days in such month) to take into account the differing Base Rent rates. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to
Section 5.c. which are to be performed after the termination.

7.     Tenant improvements.   Landlord agrees to construct within the Premises
       -------------------
certain improvements to the Premises ("Tenant Improvements") pursuant to the terms of Exhibit B. Subject to completion of the Tenant Improvements, if any,
         ---------
and to Landlord's obligations set forth below in this Section 7, the Premises shall be delivered to Tenant in its then "as-is" condition, and Landlord shall not have any obligation to make or pay for any alterations, additions, improvements or repairs to prepare the Premises for Tenant's occupancy. The foregoing is not intended to diminish Landlord's repair and maintenance obligations pursuant to other provisions of this Lease. Within fifteen (15) days after Substantial Completion of the Tenant Improvements, but prior to Tenant moving any of its furniture, fixtures or equipment into the Premises, upon either party's request Landlord and Tenant shall together conduct an inspection of the Premises and prepare a list of the Punch List Items any items of the Tenant Improvements that are not in conformity with the Tenant Improvements as required by the terms of this Lease. Landlord shall use its good faith efforts to correct all such items within a reasonable period of time following preparation of such list. In addition, within thirty (30) days following preparation of such list, upon either party's request Landlord and Tenant shall conduct a second inspection of the Premises and prepare a second list with respect to any items that were not adequately completed from the first list and any items that were not reasonably discoverable during the first inspection. Landlord shall use its good faith efforts to correct any items listed on the second list within a reasonable period of time following preparation of such list. During the term of this Lease, Landlord shall use its good faith efforts to enforce any warranty claims with respect to the construction of the Tenant Improvements.

8.     Use of the Premises.
       -------------------

  a.   Use. The Premises shall be used solely for the use set forth in the Basic
       ---
Lease Information and for no other use or purpose. Tenant shall not do or suffer or permit anything to be done in or about the Premises or the Real Property which will in any way obstruct or interfere with the rights of other tenants or occupants of the Buildings or injure or annoy them, or use or suffer or permit the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Tenant cause, maintain, suffer or permit any nuisance in, on or about the Premises or the Real Property. Without limiting the foregoing, Tenant shall not permit any odors, smoke, dust, gas, substances, noise or vibration to emanate from the Premises, and no loudspeakers or other similar device which can be heard outside the Premises shall, without the prior written approval of Landlord, be used in or about the Premises. Tenant shall not commit or suffer to be committed any waste in, to or about the Premises. Tenant agrees not to employ any person, entity or contractor for any Alterations in the Premises or for moving Tenant's equipment and furnishings in, out or around the Premises whose presence may give rise to a labor or other disturbance in a Building or the balance of the Property and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the work.

  b.   Rules and Regulations; CC&R's. Tenant shall comply with the Rules and
       -----------------------------
Regulations attached hereto as Exhibit D, as the same may be modified from time
                               ---------
to time by Landlord upon prior notice to Tenant (the "Rules"). In addition, Tenant shall comply with any covenants, conditions and restrictions ("CC&R's") applicable to the Real Property, and all rules, regulations and restrictions imposed by any association formed pursuant to the CC&R's, in each case to the extent Landlord has delivered a copy thereof to Tenant and the same are not in conflict with the provisions of this Lease.

  c.   Compliance. Tenant shall not permit the Premises to be used in violation
       ----------
of or in conflict with, and at its sole cost and expense shall promptly comply with, all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which hereinafter may be in force, with the requirements of any board of fire underwriters or other similar board now or hereafter constituted, with any direction or occupancy certificate issued pursuant to any law by any public officer or officers, as well as the provisions of all recorded documents affecting the Premises (all of the foregoing, collectively, "Legal Requirements"), insofar as any thereof relate to or affect the condition, use or occupancy of the Premises, and Tenant shall perform all work to the Premises and other portions of the Real Property required to effect such compliance (or, at Landlord's election, Landlord may perform such work at Tenant's expense). Notwithstanding the foregoing, Tenant's foregoing compliance obligations shall not include any obligations necessitated by Landlord's failure to complete the Tenant Improvements in accordance with all applicable Legal Requirements or by the failure of the Base Building Components to be in compliance with all applicable Legal Requirements as of the Commencement Date. The judgement of any court of competent jurisdiction or the admission of Tenant in any actions against Tenant, whether Landlord be a party thereto or not, that Tenant has so violated any such law, statute, ordinance, rule, regulation or requirement, shall be conclusive of such violation as between Landlord or Tenant.

  d.   Hazardous Materials. Tenant shall not cause or permit the storage, use,
       -------------------
generation, release, handling or disposal (collectively, "Handling") of any Hazardous Materials (as defined below), in, on, or about the Premises or the Real Property by Tenant or any agents, employees, contractors, licensees, subtenants, customers, guests or invitees of Tenant (collectively with Tenant, "Tenant Parties"), except that Tenant shall be permitted to use in the Premises in a normal and customary manner normal quantities of office supplies or products (such as copier fluids or cleaning supplies) customarily used in the conduct of general business office activities ("Common Office Chemicals"), provided that the Handling of such Common Office Chemicals shall comply at all times with all Legal Requirements, including Hazardous Materials Laws (as defined below). Upon Landlord's request from time to time, Tenant shall provide to Landlord a complete written inventory of all Hazardous Materials which Tenant anticipates using or storing on, or discharging from, the Premises along with copies of all reports, permits and business plans filed with any federal, state, local or other governmental agency. Tenant shall update the inventory as frequently as required to reflect any material changes to the items required to be disclosed therein. Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord and all other Indemnitees (as defined in Section 13.a. below), harmless from and against all Claims (as defined in
Section 13.a. below), arising out of or in connection with, or otherwise relating to (i) any Handling of Hazardous Materials by any Tenant Party or Tenant's breach of its obligations hereunder, or (ii) any removal, cleanup, or restoration work and materials necessary to return the Real Property or any other property of whatever nature located on the Real Property to their condition existing prior to the Handling of Hazardous Materials in, on or about the Premises by any Tenant Party. Tenant's foregoing indemnity shall not apply to the extent of Claims arising solely by reason of Hazardous Materials conditions existing upon the Premises or the Real Property as of the date of this Lease. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Hazardous Materials in or about the Premises or any other portion of the Property. In the event of any release of Hazardous Materials upon the Premises or any other portion of the Property, or upon adjacent lands, if caused by Tenant or any other Tenant Party, Tenant shall promptly remedy the problem in accordance with all applicable Legal Requirements. For purposes of this Lease, "Hazardous Materials" means any explosive, radioactive materials, hazardous wastes, or hazardous substances, including without limitation asbestos containing materials, PCB's, CFC's, or substances defined as "hazardous substances" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601-9657; the Hazardous Materials Transportation Act of 1975, 49 U.S.C. Section 1801-1812; the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901-6987; or any other Legal Requirement regulating, relating to, or imposing liability or standards of conduct concerning any such materials or substances now or at any time hereafter in effect (collectively, "Hazardous Materials Laws"). Tenant's obligations under this Section 8.d. shall survive the expiration or other termination of this Lease.

  e.   Quiet Enjoyment. If, and so long as, Tenant pays the Rent and keeps,
       ---------------
observes and performs each and every term, covenant and condition of this Lease on the part or on behalf of Tenant to be kept, observed and performed, Tenant shall peaceably and quietly enjoy the Premises throughout the Term without hindrance by Landlord or any person lawfully claiming through or under Landlord, subject to the provisions of this Lease (including, without limitation, the provisions of Section 22 below and the prior rights of Ground Lessors and Holders).

9.     Alterations.
       -----------

  a.   Alterations. Tenant shall not make any alteration, addition or
       -----------
improvement in, to or upon the Premises ("Alteration") without the prior written consent of Landlord in each instance, which consent shall not be unreasonably withheld with respect to proposed Alterations which (i) are not structural in nature, (ii) do not affect the Base Building Components, (iii) are, in Landlord's opinion, compatible with the Building and the balance of the Real Property and the Building's mechanical, plumbing, electrical, heating/ventilation/air conditioning, communication, security and fire and other life safety systems (collectively, the "Building Systems"), and (iv) in Landlord's opinion will not interfere with the use and occupancy of any other portion of the Building or the Real Property by any other tenant or permitted occupant thereof. Tenant shall give Landlord not less than ten (10) days' prior written notice of any Alteration Tenant desires to make. Any Alterations as to which Landlord shall consent shall be made only by contractors approved in advance, in writing by Landlord, which approval shall not be unreasonably withheld; provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform any work relating to or affecting the Building Systems or the Base Building Components. Tenant shall comply with all Legal Requirements applicable to each Alteration and shall deliver to Landlord a complete set of "as built" plans and specifications for each Alteration. Any work to the balance of the Building or Real Property related to or affected or triggered by Tenant's Alterations shall be performed by Tenant at Tenant's expense (or, at Landlord's election, Landlord may perform such work at Tenant's expense). Tenant shall be solely responsible for maintenance and repair of all Alterations made by Tenant. Tenant shall pay Landlord on demand (whether prior to or during the course of construction) an amount (the "Alteration Fee") equal to five percent (5%) of the total cost of each Alteration (and for purposes of calculating the Alteration Fee, such cost shall include architectural and engineering fees, but shall not include permit fees) as compensation to Landlord for miscellaneous costs incurred by Landlord in connection with the Alteration. In addition, Tenant shall reimburse Landlord for all third party fees paid by Landlord in connection with reviewing the proposed Alterations (whether or not the proposed Alterations are ultimately approved by Landlord or made by Tenant), including, without limitation, Landlord's architectural and engineering fees. All Alterations shall be performed diligently and in a first-class workmanlike manner and in accordance with plans and specifications approved by Landlord, and shall comply with Landlord's construction procedures and requirements for the Building (including Landlord's reasonable requirements relating to insurance and contractor qualifications and scheduling of the work).

  b.   Liens. If, because of any act or omission of Tenant or anyone claiming
       -----
by, through, or under Tenant, any mechanic's lien or other lien is filed against the Premises or any other portion of the Real Property or against other property of Landlord (whether or not the lien is valid or enforceable), Tenant shall, at its own expense, cause it to be discharged of record within a reasonable time, not to exceed twenty (20) days, after the date of the filing. In addition, Tenant shall defend and indemnify Landlord and hold it harmless from any and all Claims resulting from the lien. Without limitation of Landlord's other remedies, Landlord shall have the rights under Section 16 below if any such lien is not timely discharged by Tenant.

  c.   Ownership of Alterations. All Alterations shall immediately become
       ------------------------
Landlord's property. Except as provided in Section 9.d., Landlord may require Tenant, at Tenant's sole expense and by the end of the Term, to remove any Alterations and to restore the Premises to its condition prior to the Alteration.

  d.   Request Regarding Removal Obligation. At the time that Tenant requests
       ------------------------------------
Landlord's consent to
any Alteration, Tenant may request that Landlord notify Tenant if Landlord will require Tenant, at Tenant's sole expense, to remove any or all of the Alteration by the end of the Term, and to restore the Premises to its condition prior to the Alteration. Unless Landlord shall have expressly agreed in writing not to require such removal and restoration, Landlord's election right under Section 9.c. shall continue through the end of the Term as to such Alterations. Notwithstanding the foregoing, except for the Above Standard Tenant Improvements (as defined in Section 13.b.), Tenant shall have no obligation to remove the Tenant Improvements constructed by Landlord pursuant to Exhibit B attached hereto.

  10.    Repairs.
         -------

  a. Landlord's Repairs. Landlord shall maintain the roof, foundations, floor
     ------------------
slabs and exterior walls of the Buildings (collectively, the "Base Building Components") in good condition and repair, reasonable wear and tear excepted. The term walls as used herein shall not include windows, glass or plate glass, doors, special store fronts or office entries. The term roof as used herein shall not include skylights, smoke hatches or roof vents. Landlord shall also maintain in good condition and repair, reasonable wear and tear excepted, the Common Areas, including, but not limited to, the landscaped areas, parking areas and driveways. Tenant shall reimburse Landlord for Landlord's costs of complying with its obligations under this Section 10 in accordance with Section 5 above, provided, however, that any damage caused by or repairs necessitated by any act of Tenant or any other Tenant Party may be repaired by Landlord at Landlord's option and at Tenant's expense. Tenant shall give Landlord prompt written notice of any repairs required of Landlord pursuant to this Section 10, after which notice Landlord shall have reasonable opportunity to perform the same. In addition to the foregoing, Landlord shall, at Tenant's direct expense (and not as an Operating Expense), enter into a regularly scheduled preventive maintenance/service contract with a maintenance contractor for servicing all hot water, heating and air conditioning systems and equipment within or serving the Premises, and Tenant shall reimburse Landlord for all such expenses within thirty (30) days after Landlord's demand.

  b.   Tenant's Repairs. Tenant shall, at Tenant's expense, maintain all parts
       ----------------
of the Premises in a good, clean and secure condition, promptly making all necessary repairs and replacements including, but not limited to, all windows, glass or plate glass, doors and any special store fronts or office entries, walls and wall finishes, floor covering, Building Systems, truck doors, dock bumpers, dock plates and levelers, plumbing work and fixtures, downspouts, skylights, smoke hatches, roof vents and utility equipment, in each case to the extent the same are located within or exclusively serve the Premises. Tenant shall, at Tenant's expense, also perform necessary pest extermination and regular removal of trash and debris. If required by the railroad company, Tenant agrees to sign a joint maintenance agreement governing the use of the rail spur, if any, located on the Real Property. Tenant shall not damage any demising wall or disturb the integrity and support provided by any demising wall and shall, at its sole expense, immediately repair any damage to any demising wall caused by Tenant or its employees, agents or invitees or any other Tenant Party. Tenant hereby waives all right to make repairs at the expense of Landlord or in lieu thereof to vacate the Premises and its other similar rights as provided in California Civil Code Sections 1932(1), 1941 and 1942 or any other Legal Requirement (whether now or hereafter in effect).

11.    Damage or Destruction.
       ---------------------

  a.   Landlord's Obligation to Rebuild. If the Premises are damaged or
       --------------------------------
destroyed, Landlord shall promptly and diligently repair the Premises unless Landlord has the option to terminate this Lease as provided herein, and Landlord elects to terminate.

  b.   Right to Terminate. Landlord shall have the option to terminate this
       ------------------
Lease if the Premises or the Building is destroyed or damaged by fire or other casualty, regardless of whether the casualty is insured against under this Lease, if Landlord reasonably estimates that the repair of the Premises or the Building cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall also have the right to terminate this Lease if the repair is not fully covered by insurance maintained (or required to be maintained) by the Landlord pursuant to this Lease other than by reason of the deductible amounts under Landlord's insurance policies. Tenant shall have the option to terminate this Lease if the Premises is damaged or destroyed by fire or other casualty, and Landlord reasonably estimates that the repair of the Premises cannot be completed within one hundred eighty (180) days after the casualty. Landlord shall notify Tenant of Landlord's reasonable repair period estimate within (60) days after the casualty. If a party desires to exercise the fight to terminate this Lease as a result of a casualty, the party shall exercise the right by giving the other party written notice of its election to terminate within thirty (30) days after delivery of Landlord's repair period estimate, in which event this Lease shall terminate fifteen (15) days after the date of the terminating party's notice. If neither Landlord nor Tenant exercises the right to terminate this Lease, this Lease shall continue in full force and effect and Landlord shall promptly commence the process of obtaining necessary permits and approvals, and shall commence repair of the Premises or the Building as soon as practicable and thereafter prosecute the repair diligently to completion.

  c.   Limited Obligation to Repair. Landlord's obligation, should Landlord
       ----------------------------
elect or be obligated to repair or rebuild, shall be limited to the Base Building Components and any Tenant Improvements (including building systems) in the Premises which are constructed and paid for by Landlord pursuant to Exhibit
                                                                        -------
B (other than the Above Standard Tenant Improvements). Tenant, at its option and
-
expense, shall replace or fully repair all trade fixtures, equipment, Alterations and other improvements installed by Tenant and existing at the time of the damage or destruction.

  d.   Abatement of Rent. In the event of any damage or destruction to the
       -----------------
Premises which does not result in termination of this Lease, the Base Rent and Operating Expenses payable by Tenant shall be temporarily abated proportionately to the degree the Premises are untenantable as a result of the damage or destruction, commencing from the date of the damage or destruction and continuing during the period required by Landlord to substantially complete its repair and restoration of the Premises; provided, however, that nothing herein shall preclude Landlord from being entitled to collect the full amount of any rent loss insurance proceeds. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant's Personal Property or any inconvenience occasioned by any damage, repair or restoration. Tenant hereby waives the provisions of Section 1932, Subdivision 2, and Section 1933, Subdivision 4, and Sections 1941 and 1942 of the California Civil Code, and the provisions of any similar Legal Requirement (whether now or hereafter in effect).

  e.   Insurance Proceeds. If this Lease is terminated, Landlord may keep all
       ------------------
the insurance proceeds resulting from the damage payable pursuant to insurance coverage maintained by Landlord, and Tenant shall have no claims thereto.

  f.   Separate Buildings. In recognition that the Premises are located in two
       ------------------
separate Buildings, the provisions of this Section 11 shall be applied separately as to each such Building and the portion of the Premises located therein.

12.    Eminent Domain. If all or any material part of the Premises or balance of
       --------------
the Real Property is taken for public or quasi-public use by a governmental authority under the power of eminent domain or is conveyed to a governmental authority in lieu of such taking (a "taking"), Landlord may terminate this Lease by written notice to Tenant within thirty (30) days after the taking. If all or any material part of the Premises is taken, and if the taking causes the remaining part of the Premises to be untenantable and inadequate for use by Tenant for the purpose for which they were leased, then Tenant, at its option and by giving notice within thirty (30) days after the taking, may terminate this Lease as of the date Tenant is required to surrender possession of the Premises. If part of the Premises is taken but the remaining part is tenantable and adequate for Tenant's use, then this Lease shall be terminated as to the part taken as of the date Tenant is required to surrender possession, and, unless Landlord shall have terminated this Lease pursuant to the foregoing provisions, Landlord shall make such repairs, alterations and improvements as may be necessary to render the part not taken tenantable, and the Base Rent and Operating Expenses payable by Tenant shall be reduced in proportion to the part of the Premises taken. All compensation awarded for the taking shall be the property of Landlord without any deduction therefrom for any estate of Tenant, and Tenant hereby assigns to Landlord all its right, title and interest in and to the award. Tenant shall have the right, however, to recover from the governmental authority, but not from Landlord, such compensation as may be awarded to Tenant on account of the interruption of Tenant's business, moving and relocation expenses and removal of Tenant's Personal Property, provided that any such award to Tenant will not reduce the award which would otherwise be made to Landlord. In recognition that the Premises are located in two separate Buildings, the provisions of this
Section 12 shall be applied separately as to each such Building and the portion of the Premises located therein.

13.    Indemnity and Insurance.
       -----------------------

  a.   Indemnity. Tenant shall hold Landlord and its constituent shareholders,
       ---------
partners, members or other owners, and all of their agents, contractors, servants, officers, directors, employees and licensees (collectively with Landlord, the "Indemnitees") harmless from and indemnify the Indemnitees against any and all claims, liabilities, damages, costs and expenses, including reasonable attorneys' fees and costs incurred in defending against the same (collectively, "Claims"), to the extent arising from (a) the acts or omissions of Tenant or any other Tenant Party in, on or about the Real Property, or (b) any construction or other work undertaken by or on behalf of Tenant in, on or about the Premises, whether prior to or during the Term, or (c) any accident, injury or damage, howsoever and by whomsoever caused, to any person or property, occurring in, on or about the Premises; except to the extent such Claims are caused directly by the gross negligence or willful misconduct of Landlord or its authorized representatives. In case any action or proceeding be brought against any of the Indemnitees by reason of any such Claim, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or-proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Section 13.a. shall survive the expiration or earlier termination of this Lease with respect to any injury, illness, death or damage occurring prior to such expiration or termination.

  b.   Fire and Extended Coverage. Landlord shall procure and maintain in full
       --------------------------
force and effect with respect to the Buildings, including the Tenant Improvements constructed by Landlord pursuant to Exhibit B (excluding, at
                                                 ---------
Landlord's option, such of the Tenant Improvements which are unusual or extraordinary for use of the Premises as permitted hereunder, as reasonably determined by Landlord and noticed to Tenant at the time Landlord approves the Final Plans pursuant to Exhibit B (the "Above Standard Tenant Improvements"), a
                        ---------
policy or policies of all risk insurance (including sprinkler, vandalism and malicious mischief coverage, and any other endorsements desired by the Landlord or required by the holder of any fee or leasehold mortgage on the Real Property, but excluding, at Landlord's option, the insurance described in Section 13.i. below) in such amount as Landlord shall determine, but in an amount at least equal to eighty percent (80%) (or such greater percentage as shall be required to preclude Landlord from being deemed a coinsurer) ) of the full replacement cost (including debris removal, and demolition, but excluding the land and the footings, foundations and installations below the basement level) thereof. Such insurance, and all other insurance maintained by Landlord under this Lease, shall be for the sole benefit of Landlord, and the proceeds therefrom shall be under Landlord's sole control.

  c.   Public Liability. Tenant, at its own cost and expense, shall keep and
       ----------------
maintain in full force and effect during the Term the following insurance coverages, written by an insurance company licensed by and admitted to issue insurance in the State of California, with a general policyholders' rating of "A" or better and a financial size ranking of "Class X" or higher, in the most recent edition of Best's Insurance Guide, in the form customary to the locality, (i) commercial general liability insurance, including contractual liability coverage, insuring Tenant's activities with respect to the Premises and/or the Buildings against loss, damage or liability for personal injury or death of any person or loss or damage to property occurring in, upon or about the Premises, with a minimum coverage of One Million Dollars ($1,000,000) per occurrence/Two Million Dollars ($2,000,000) general aggregate, plus a Five Million Dollar ($5,000,000) per occurrence/general aggregate umbrella, (ii) fire damage legal liability insurance and personal/advertising injury insurance (which shall not be subject to the contractual liability exclusion), each in the minimum amount of One Million Dollars ($1,000,000),
(iii) medical payments insurance in the minimum amount of Five Thousand Dollars ($5,000), (iv) worker's compensation insurance in statutory amounts, and (v) if Tenant operates owned, leased or non-owned vehicles on the Property, comprehensive automobile liability insurance with a minimum coverage of $1,000,000 per occurrence/Two Million Dollars ($2,000,000) general aggregate; provided, however, that if, at any time during the Term, Tenant shall have in full force and effect a blanket policy of public liability insurance with the same coverage for the Premises as described above in this Section 13.c., as well as coverage of other premises and properties of Tenant, or in which Tenant has some interest, the blanket insurance shall satisfy the requirement hereof and be endorsed to separately apply to the Premises.

  d.   Rental Abatement Insurance. Landlord may keep and maintain in full force
       --------------------------
and effect during the Term rental abatement insurance against abatement or loss of rents with respect to the Real Property in such amount as determined by Landlord.

  e.   Insurance Certificates. Tenant shall furnish to Landlord, on or before
       ----------------------
the Commencement Date and thereafter within thirty (30) days prior to the expiration of each policy, an original certificate of insurance issued by the insurance carrier of each policy of insurance carried by Tenant pursuant to this
Section 13. The certificates shall expressly provide that the policies shall not be cancelable or subject to reduction of coverage or otherwise be subject to modification except after thirty (30) days' prior written notice to the parties named as insureds. Landlord, its successors and assigns, and any nominee of Landlord holding any interest in the Premises, including, without limitation, any ground lessor or the holder of any fee or leasehold mortgage, shall be named as an additional insured under each policy of insurance maintained by Tenant pursuant to this Lease other than worker's compensation insurance. The policies and certificates shall further provide that the coverage shall be primary, and that any coverage carried by Landlord shall be secondary and noncontributory with respect to Tenant's policy.

  f.   Tenant's Failure. If Tenant fails to maintain any insurance required by
       ----------------
this Lease, Tenant shall be liable for any loss or cost resulting from the failure. This Section shall not be deemed to be a waiver of any of Landlord's rights and remedies under any other provision of this Lease.

  g.   Waiver of Subrogation. Any policy or policies of fire, extended coverage
       ---------------------
or similar casualty insurance which either party obtains in connection with the Buildings, the Premises, or Tenant's Personal Property shall include a clause or endorsement denying the insurer any rights of subrogation against the other party (and the other parties named as additional insureds pursuant to Section 13.e. above) to the extent rights have been waived by the insured prior to the occurrence of injury or loss. Landlord and Tenant each waives any rights of recovery against the other (and the other parties named as additional insureds pursuant to Section 13.e. above) for injury or loss due to hazards insurable by policies of fire, extended coverage or similar casualty insurance, regardless of whether such insurance policies or coverage shall actually have been obtained by the party granting such waiver, and regardless of the cause of such fire or casualty, including the negligence of the party benefiting from such waiver. Because this Section 13.g will preclude the assignment of any claim mentioned in it by way of subrogation or otherwise to an insurance company or any other person, each party to this Lease agrees immediately to give to each of its insurance companies written notice of the terms of the mutual waivers contained in this Section 13.g and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained in this Section 13.g.

  h.   Tenant's Property and Fixtures. Tenant shall assume the risk of damage to
       ------------------------------
any of Tenant's furniture, equipment, machinery, goods, supplies or fixtures or other Personal Property, and to any Alterations which Tenant may make to the Premises and to the Above Standard Tenant Improvements, and shall insure the same throughout the Term, for their full replacement cost, under insurance policies reasonably satisfactory to Landlord (certificates of which shall be delivered to Landlord as set forth above in Section 13.e). Tenant hereby releases Landlord from any obligation to insure the foregoing items and from any liability for loss of or damage to such items, regardless of cause.

  i.   Earthquake and Flood Insurance. In addition to any other insurance
       ------------------------------
policies carried by Landlord in connection with the Buildings, Landlord may elect to procure and maintain in full force and effect during the Term with respect to the Buildings a policy of earthquake/volcanic action and flood and/or surface water insurance, including rental value insurance against abatement or loss of rent in the case of damage or loss covered under the earthquake/volcanic and flood and/or surface water insurance, in an amount up to one hundred percent (100%) of the full replacement cost (including debris removal and demolition) of the Buildings and the Tenant Improvements (excluding at Landlord's option, the Above Standard Tenant Improvements).

  14.  Assignment or Sublet.
       ---------------------

  a. Tenant Shall not assign this Lease or sublet the Premises or any portion thereof without the prior written consent of Landlord in each instance, which consent shall not, subject to Landlord's rights under clause (i) below, be unreasonably withheld. If Tenant desires to assign this Lease or to sublet the Premises, or any part thereof, Tenant shall give to Landlord written notice of its intent at least thirty (30) days in advance of the date on which Tenant desires to assign or sublet the Premises, which notice shall designate the terms of the proposed assignment or sublet, the identity of the proposed assignee or sublessee, and shall be accompanied by financial statements of such proposed assignee or sublessee and such other information regarding such party and its business and reputation as shall be required by Landlord to evaluate the proposed assignment or sublet. Landlord shall have thirty (30) days after receipt of Tenant's written notice and the above specified information within which to notify Tenant in writing that Landlord elects to (i) terminate this Lease, in the case of a proposed assignment, or to terminate this Lease as to that portion of the Premises to be sublet, in the case of a proposed sublet,
(ii) consent to the proposed assignment or sublet as described in Tenant's notice, or (iii) reasonably refuse to consent to Tenant's proposed assignment or sublet, stating the reasons for such refusal. If Landlord fails to notify Tenant in writing of its election within the thirty (30) day period, Landlord shall be deemed to have made the election in clause (iii) above. No consent by Landlord to any assignment or sublet shall be deemed to be a consent to a use not permitted under this Lease, to any act in violation of this Lease or to any subsequent assignment or sublet. No assignment or sublet by Tenant shall relieve Tenant of any liability theretofore or thereafter arising under this Lease. Any attempted assignment or sublet by Tenant in violation of the terms and covenants of this Section shall be void. Notwithstanding the foregoing, Landlord shall not have the right described in clause (i) above with respect to any proposed sublet of the Building E Premises or any portion thereof if the term of such proposed sublet shall expire on or prior to the third annual anniversary of the Rent Commencement Date.

  b.   Processing Expenses. Tenant shall pay to Landlord, as Landlord's cost of
       -------------------
processing each proposed assignment or subletting (whether or not the same is ultimately approved by Landlord or consummated by Tenant), an amount equal to the sum of (i) Landlord's reasonable attorneys' and other professional fees, plus (ii) the sum of $1000.00 for the cost of Landlord's administrative, accounting and clerical time (collectively, "Processing Costs"). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to an assignment or subletting until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs. When the actual amount of the Processing Costs is determined, it shall be reconciled with Landlord's estimate, and any payments or refunds required as a result thereof shall promptly thereafter be made by the parties.

  c.   Consideration to Landlord. In the event of any assignment or sublease,
       -------------------------
other than an assignment or sublease pursuant to Section 14.g. below, Landlord shall be entitled to receive, as additional rent hereunder, seventy-five percent (75%) of any consideration (including, without limitation, payment for leasehold improvements and any "Leasehold Profit" as defined below) paid by the assignee or subtenant for the assignment or sublease and, in the case of a sublease, the excess of the amount of rent paid for the sublet space by the subtenant over the amount of Monthly Base Rent under Section 4 above and Operating Expenses under
Section 5 above and Assignment or Subletting Costs (amortized as set forth below), attributable to the sublet space for the corresponding month. "Assignment or Subletting Costs" shall mean, on an amortized basis over the term of this Lease, the Excess Cost (as defined in Exhibit B attached hereto) paid by
                                              ---------
Tenant for the Tenant Improvements, excluding such of the Excess Cost as shall be attributable to the Above Standard Tenant Improvements, or the items and/or costs described in Paragraphs 1.f.ii. and 1.f. iii.C. of Exhibit B attached
                                                         ---------
hereto, provided that, as a condition to Tenant recapturing the Assignment or Subletting Costs, Tenant and Landlord shall have agreed in writing as to the amount thereof with respect to the Building F Premises within thirty (30) days of the Commencement Date and as to the amount thereof with respect to the Building E Premises within thirty (30) days after the Tenant Improvements therein shall have been Substantially Completed. "Leasehold Profit" shall be the value allocated to the leasehold between the parties to the assignment or sublease, but in no event less than the excess of the present value of the fair market rent of the Premises for the remaining term of this Lease at the time of such assignment or sublease, over the Base Rent payable hereunder for such remaining term, as reasonably determined by Landlord and communicated to Tenant at the time of Landlord's consent to the assignment or sublease. Upon Landlord's request, Tenant shall direct any subtenant or assignee to pay the directly to Landlord the amounts due to it pursuant to this Section 14.c. on account of such sublease or assignment. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to this Section 14.c. shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease.

  d.   Documentation. No permitted assignment or subletting by Tenant shall be
       -------------
effective until there has been delivered to Landlord a fully executed counterpart of the assignment or sublease which expressly provides that (i) in the case of a sublease, the subtenant may not assign its sublease or further sublet the sublet space without Landlord's prior written consent, (ii) in the case of an assignment, the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment, and (iii) in the case of a sublease, the subtenant agrees to be and remain jointly and severally liable with Tenant to Landlord for the payment of Rent pertaining to the sublet space in the amount set forth in the sublease, and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space. In addition to the foregoing, no assignment or sublease by Tenant shall be effective until there has been delivered to Landlord a fully executed counterpart of Landlord's consent to assignment or sublease form, as applicable. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above. Notwithstanding the foregoing, no subtenant or assignee shall be permitted to occupy the Premises unless and until such subtenant or assignee provides Landlord with certificates evidencing that such subtenant or assignee is carrying all insurance coverage required of it under this Lease.

  e.   No Merger. Without limiting any of the provisions of this Section 14, the
       ---------
voluntary or other surrender of this Lease by Tenant, or a mutual cancellation by Landlord and Tenant, shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or subtenancies or, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or subtenancies. If Landlord does elect that such surrender or cancellation operate as an assignment of such subleases or subtenancies, Landlord shall in no way be liable for any previous act or omission by Tenant under the subleases or for the return of any deposit(s) under the subleases that have not been actually delivered to Landlord, nor shall Landlord be bound by any sublease modification(s) executed without Landlord's consent or for any advance rental payment by the subtenant in excess of one month's rent.

  f.   Indirect Assignments. For purposes of this Section 14, the following
       --------------------
events shall be deemed an assignment or sublease, as appropriate: (i) the issuance of equity interests (whether stock, partnership interests or otherwise) in Tenant or any subtenant or assignee, or any entity controlling any of them, to any person or group of related persons, in a single transaction or a series of related or unrelated transactions, such that, following such issuance, such person or group shall have Control (as defined below) of Tenant or any subtenant or assignee; (ii) a transfer of Control of Tenant or any subtenant or assignee, or any entity controlling any of them, in a single transaction or a series of related or unrelated transactions (including, without limitation, by consolidation, merger, acquisition or reorganization), except that the transfer of outstanding capital stock or other listed equity interests by persons or parties other than "insiders" within the meaning of the Securities Exchange Act of 1934, as amended, through the "over-the-counter" market or any recognized national or international securities exchange, shall not be included in determining whether Control has been transferred; (iii) a reduction of Tenant's assets to the point that this Lease and/or other leases are substantially Tenant's only asset(s); or (iv) a change or conversion in the form of entity of Tenant, any subtenant or assignee, or any entity controlling any of them, which has the effect of limiting the liability of any of the partners, members or other owners of such entity. "Control" shall mean direct or indirect ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, or the power to direct the management and operations of any entity (by equity ownership, contract or otherwise).

  g.   Affiliates: Successors. Notwithstanding anything to the contrary in
       ----------------------
Section 14.a or Section 14.c., but subject to the other provisions of this
Section 14, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord's consent, to any partnership, corporation or other entity which controls, is controlled by, or is under common control with Tenant (control being defined for such purposes as ownership of 50% or more of all of the voting stock of a corporation or 50% or more of the voting legal or equitable interest in any other business entity, and the power to direct the management and operations of, the relevant entity) (an "Affiliate") or to any partnership, corporation or other entity resulting from a merger or consolidation with Tenant or which acquires all or substantially all of Tenant's assets (through a transfer of assets or equity interests in Tenant) as a going concern and such assets include substantial assets other than this Lease (a "Successor"), provided that (i) Landlord receives at least ten (10) days' prior written notice of the assignment or subletting, in which Tenant shall expressly confirm that Tenant remains primarily liable (together with the assignee in the event of an assignment) for all of the obligations of the Tenant under this Lease, except that if such prior notice shall be prohibited under applicable Legal Requirements, then such notice shall be given as promptly as is permissible under applicable Legal Requirements, (ii) in the case of an assignment to a Successor, the Successor's net worth is not less than Tenant's net worth immediately prior to such assignment (or series of transactions of which such assignment is a part), (iii) in the case of a subletting or assignment to an Affiliate, the Affiliate remains an Affiliate for the duration of the subletting or the balance of the term in the event of an assignment, (iv) Landlord receives a fully executed copy of the assignment or sublease agreement between Tenant and the Affiliate or Successor at least ten (10) days prior to the effective date of such assignment or sublease, in which the Affiliate or Successor, as the case may be, assumes (in the event of an assignment) all of Tenant's obligations under this Lease, and agrees (in the event of a sublease) that such subtenant will, at Landlord's election, attorn directly to Landlord in the event that this Lease is terminated for any reason, except that if such prior delivery of the assignment or sublease shall be prohibited under applicable Legal Requirements, then such delivery shall be made as promptly as is permissible under applicable Legal Requirements, (v) the use of the Premises will not change from the use of the Premises prior to such assignment (or series of transactions of which such assignment is a part) or subletting, and (vi) in the case of an assignment, the essential purpose of such assignment is to transfer an active, ongoing business with substantial assets in addition to this Lease, and in the case of an assignment or sublease the transaction is for legitimate business purposes unrelated to this lease and the transaction is not a subterfuge by Tenant to avoid it obligations under this Lease or the restrictions on assignment and subletting contained herein.

  15.  Default.
       -------

  a.   Tenant's Default. A material breach of this Lease by Tenant shall exist
       ----------------
if any of the following events (severally, "Event of Default"; collectively, "Events of Default") shall occur: (i) if Tenant shall have failed to pay Base Rent, Tenant's Percentage Share of increased Operating Expenses, or any other sum required to be paid hereunder when due, including any interest due under
Section 3, and such failure shall continue for five (5) days after written notice thereof from Landlord, except that Landlord shall only be required to give two (2) such notices in any calendar year, and thereafter any such failure by Tenant shall constitute an Event of Default without the requirement of notice from Landlord; (ii) if Tenant shall have failed to perform any term, covenant or condition of this Lease except those requiring the payment of money, and Tenant shall have failed to cure the breach within thirty (30) days after written notice from Landlord if the breach could reasonably be cured within the thirty
(30) day period; provided, however, if the failure could not reasonably be cured within the thirty (30) day period, then Tenant shall not be in default unless it has failed to promptly commence and thereafter continue to make diligent and reasonable efforts to cure the failure as soon as practicable as reasonably determined by Landlord; (iii) if Tenant shall have assigned its assets for the benefit of its creditors; (iv) if the sequestration of, attachment of, or execution on, any material part of the property of Tenant or on any property essential to the conduct of Tenant's business shall have occurred, and Tenant shall have failed to obtain a return or release of the property within thirty
(30) days thereafter, or prior to sale pursuant to any sequestration, attachment or levy, whichever is earlier; (v) if Tenant shall have abandoned the Premises;
(vi) if a court shall have made or entered any decree or order adjudging Tenant to be insolvent, or approving as properly filed a petition seeking reorganization of Tenant, or directing the winding up or liquidation of Tenant, and the decree or order shall have continued for a period of thirty (30) days;
(vii) if Tenant shall make or suffer any transfer which constitutes a fraudulent or otherwise avoidable transfer under any provision of the federal Bankruptcy Laws or any applicable state law; or (viii) if Tenant shall have failed to comply with the provisions of Sections 22 or 24 of this Lease within the time periods stated therein. An Event of Default shall constitute a default under this Lease.

  b.   Remedies Upon Tenant's Default. Upon an Event of Default, Landlord shall
       ------------------------------
have the following remedies, in addition to all other rights and remedies provided by law, equity, statute or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

       (i) Landlord has the remedy described in California Civil Code Section 1951.4 (a landlord may continue the lease in effect after the tenant's breach and abandonment and recover rent as it becomes due, if the tenant has the right to sublet and assign subject only to reasonable limitations), and may continue this Lease in full force and effect, and this Lease shall continue in full force and effect as long as Landlord does not terminate Tenant's right to possession, and Landlord shall have the right to collect Rent when due. During the period Tenant is in default, Landlord may enter the Premises and relet it, or any part of it, to third parties for Tenant's account, provided that any Rent in excess of the Rent due hereunder shall be payable to Landlord. Tenant shall be liable immediately to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of cleaning and redecorating the Premises required by the reletting and like costs. Reletting may be for a period shorter or longer than the remaining Term of this Lease. Tenant shall pay to Landlord the Rent and other sums due under this Lease on the dates the Rent is due, less the Rent and other sums Landlord receives from any reletting. No act by Landlord allowed by this Subsection (i) shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease.

       (ii) Landlord may terminate Tenant's right to possession of the Premises at any time by giving written notice to that effect. No act by Landlord other than giving written notice to Tenant of such termination shall terminate this Lease. Acts of maintenance, efforts to relet the Premises or the appointment of a receiver on Landlord's initiative to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession. On termination, Landlord shall have the right to remove all personal property of Tenant and store it at Tenant's cost and to recover from Tenant as damages: (a) the worth at the time of award of unpaid Rent and other sums due and payable which had been earned at the time of termination; plus (b) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable which would have been payable after termination until the time of award exceeds the amount of the Rent loss that Tenant proves could have been reasonably avoided; plus (c) the worth at the time of award of the amount by which the unpaid Rent and other sums due and payable for the balance of the Term after the time of award exceeds the amount of the Rent loss that Tenant proves could be reasonably avoided; plus (d) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which, in the ordinary course of things, would be likely to result therefrom, including, without limitation, any costs or expenses incurred by Landlord: (1) in retaking possession of the Premises, including reasonable attorneys' fees and costs therefor; (2) maintaining or preserving the Premises for reletting to a new tenant, including repairs or alterations to the Premises for the reletting; (3) leasing commissions; (4) any other costs necessary or appropriate to relet the Premises; and (5) at Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by California Civil Code Section 1951.2 or any other laws of the State of California.

The "worth at the time of award" of the amounts referred to in Subsections
(ii)(a) and (ii)(b) is computed by allowing interest at the lesser of eighteen percent (18%) per annum or the maximum rate permitted by law, on the unpaid Rent and other sums due and payable from the date due through the date of award. The "worth at the time of award" of the amount referred to in Subsection (ii)(c) is computed by discounting the amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award, plus one percent (1%). Tenant waives redemption or relief from forfeiture under California Code of Civil Procedure Sections 1174 and 1179, or under any other present or future law, if Tenant is evicted or Landlord takes possession of the Premises by reason of any default of Tenant hereunder.

  c.   Landlord's Default. Landlord shall not be deemed to be in default in the
       ------------------
performance of any obligation required to be performed by Landlord hereunder unless and until Landlord has failed to perform the obligation within thirty
(30) days after receipt of written notice by Tenant to Landlord specifying the obligation Landlord has failed to perform; provided, however, that if the nature of Landlord's obligation is such that more than thirty (30) days are required for its performance, then Landlord shall not be deemed to be in default if Landlord shall commence the performance of such obligation within the thirty
(30) day period and thereafter shall diligently prosecute the same to completion.

  16.  Landlord's Right to Perform Tenant's Covenants.
       -----------------------------------------------

  If Tenant shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, make the payment or perform any other act to the extent Landlord may deem desirable and, in connection therewith, pay expenses and employ counsel. Any payment or performance by Landlord shall not waive or release Tenant from any obligations of Tenant under this Lease. All sums so paid by Landlord, and all penalties, interest and costs in connection therewith, shall be due and payable by Tenant on the next day after any payment by Landlord, together with interest thereon at the Interest Rate, from that date to the date of payment thereof by Tenant to Landlord, plus collection costs and attorneys' fees. Landlord shall have the same rights and remedies for the nonpayment thereof as in the case of default in the payment of Base Rent.

  17.  Letter of Credit.
       ----------------

  a. Within ten (10) Business Days after the date of this Lease, Tenant shall deliver to Landlord the Letter of Credit described below as security for Tenant's performance of all of Tenant's covenants and obligations under this Lease; provided, however, that neither the Letter of Credit nor any proceeds therefrom (the "Letter of Credit Proceeds") shall be deemed an advance rent deposit or an advance payment of any other kind, or a measure or limitation of Landlord's damages or constitute a bar or defense to any of the Landlord's other remedies under this Lease or at law upon Tenant's default. The Letter of Credit shall be maintained in effect from the date of this Lease through sixty (60) days after the expiration or earlier termination of the Term, and on or prior to the expiration of such sixty (60) day period, Landlord shall return to Tenant the Letter of Credit (unless presented for payment as provided herein) and any Letter of Credit Proceeds then held by Landlord (other than those held for application by Landlord as provided below, including application to cure any failure by Tenant to restore the Premises as required by this Lease upon the surrender thereof); provided, however, that in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder. Landlord shall not be required to segregate the Letter of Credit Proceeds from its other funds and no interest shall accrue or be payable to Tenant with respect thereto. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the Letter of Credit Proceeds or any portion thereof to cure any Event of Default by Tenant under this Lease or to compensate Landlord for any damage Landlord incurs as a result of Tenant's failure to perform any of its obligations hereunder where Landlord has not given Tenant the notice required for such failure to constitute an Event of Default solely because there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant such notice, it being understood that any use of the Letter of Credit Proceeds shall not constitute a bar or defense to any of Landlord's other remedies under this Lease. In such event and upon written notice from Landlord to Tenant specifying the amount of the Letter of Credit Proceeds so utilized by Landlord and the particular purpose for which such amount was applied, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement thereof in an amount equal to one hundred percent (100%) of the amount specified below for the applicable period. Tenant's failure to deliver such amendment or replacement to Landlord within five (5) days of Landlord's notice shall constitute an Event of Default hereunder. In the event Landlord shall draw upon the Letter of Credit as provided herein, and shall not fully utilize the Letter of Credit Proceeds as provided above, upon Tenant's cure of the condition giving rise to such permitted draw by Landlord, and Landlord's acceptance of such cure, if Tenant shall deliver the amendment or replacement specified above so that the Letter of Credit amount is equal to one hundred percent (100%) of the amount specified below for the applicable period, Landlord shall promptly return to Tenant the balance of the Letter of Credit Proceeds then held by Landlord. No lessor under any ground or underlying lease or holder of or beneficiary under a mortgage or deed of trust, nor any purchaser at any judicial or private foreclosure sale of the Property or any portion thereof, shall be responsible to Tenant for such Letter of Credit or any Letter of Credit Proceeds unless such lessor, holder or purchaser shall have actually received the same.

  b. As used herein, Letter of Credit shall mean an unconditional, irrevocable letter of credit (hereinafter referred to as the "Letter of Credit") issued at Tenant's sole expense by the San Francisco office of a major national bank satisfactory to Landlord (the "Bank"), naming Landlord as beneficiary, and in form and substance satisfactory to Landlord, in the amount of Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) during the period from the delivery date thereof through the fourth annual anniversary of the first Commencement Date to occur hereunder, and reducing in amount on the fourth annual anniversary of such first Commencement Date and each annual anniversary of such first Commencement Date thereafter by an amount equal to twenty percent (20%) of the original amount of the Letter of Credit; provided, however, that if on the date the Letter of Credit amount would otherwise reduce, an Event of Default, or default that with notice or the passage of time or both could mature into an Event of Default, shall have occurred and be continuing, the Letter of Credit amount shall not reduce on such date and shall not thereafter reduce until such Event of Default or default shall have been cured. The Letter of Credit shall be for a one-year or, at Tenant's election, longer, term and shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, (ii) that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord and accompanied by a written certification from Landlord to the Bank stating either: (a) that an Event of Default has occurred and is continuing under this Lease, or (b) that an uncured failure by the Tenant to perform one or more of its obligations has occurred under this Lease and there exist circumstances under which Landlord is enjoined or otherwise prevented by operation of law from giving to Tenant a written notice which would be necessary for such failure of performance to constitute an Event of Default under this Lease, or (c) that Landlord has not received notice from the Bank that the Letter of Credit will be renewed by the Bank for at least one
(1) year beyond the then relevant expiration date and Tenant has not furnished Landlord with a replacement Letter of Credit as hereinafter provided, or (d) that Bank no longer meets the requirements set forth above and Tenant has not furnished Landlord with a replacement Letter of Credit as required hereunder from a Bank meeting such requirements; and (iii) that, in the event of Landlord's assignment or other transfer of its interest in this Lease, the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall further provide that a draw thereon pursuant to clause (ii)(c) above may only be made during the thirty (30) day period preceding the then applicable expiration date of the Letter of Credit. In the event that the Bank shall fail to notify Landlord that the Letter of Credit will be renewed for at least one (1) year beyond the then applicable expiration date, and Tenant shall not have delivered to Landlord, at least thirty (30) days prior to the relevant annual expiration date, a replacement Letter of Credit in the amount required hereunder and otherwise meeting the requirements set forth above, then Landlord shall be entitled to draw on the Letter of Credit as provided above, and shall hold and apply the proceeds of such draw as Letter of Credit Proceeds pursuant to Paragraph 17.b above.

  In the event that Tenant shall not deliver the Letter of Credit to Landlord in the form and amount required hereby on or prior to the date required hereby, then in lieu thereof Tenant shall deliver to Landlord cash in the amount of the so required Letter of Credit, and Tenant's failure to deliver either cash or the Letter of Credit shall be deemed an Event of Default hereunder. In addition to Landlord's other rights and remedies by reason of such Event of Default, each day which passes after the applicable due date for the Letter of Credit until and including the day on which Tenant shall deliver such cash or Letter of Credit to Landlord shall be chargeable to Tenant as a day of Tenant Delay pursuant to Section 2 above of this Lease.

18.     Surrender of Premises.
        ---------------------

  By taking possession of the Premises, subject to Landlord's performance of its obligations under Section 7, Tenant shall be deemed to have accepted the Premises and the Property in good, clean and completed condition and repair, subject to all applicable laws, codes and ordinances. On the Expiration Date or earlier termination of this Lease, Tenant shall surrender the Premises to Landlord in its condition as of the

Commencement Date, normal wear and tear excepted. Tenant shall remove from the Premises all of Tenant's Personal Property and any Alterations required to be removed pursuant to Section 9 of this Lease. Tenant shall repair any damage or perform any restoration work required by the removal. If Tenant fails to timely remove any Personal Property or Alterations as aforesaid, Landlord may remove the property and store and/or dispose of the same at Tenant's expense, including interest at the Interest Rate. If the Premises are not so surrendered at the termination of this Lease, Tenant shall indemnify Landlord against all Claims resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant, losses to Landlord due to lost opportunities to lease to succeeding tenants, and attorneys' fees and costs. Tenant shall give written notice to Landlord at least thirty (30) days prior to vacating the Premises and shall meet with Landlord for a joint inspection of the Premises at the time of vacating. In the event of Tenant's failure to give such notice or participate in such joint inspection, Landlord's inspection at or after Tenant's vacating the Premises shall conclusively be deemed correct for purposes of determining Tenant's responsibility for removal of Alterations and repairs and restoration of the Premises.

19.     Holding Over.
        ------------

  If Tenant remains in possession of all or any part of the Premises after the expiration of the Term or the earlier termination of this Lease without Landlord's prior written consent, the tenancy shall be a tenancy at sufferance only and shall not constitute a renewal or extension for any further term, regardless of whether Landlord shall accept Rent for any such period. In such event, Base Rent shall be increased in an amount equal to the greater of (i) two hundred percent (200%) of the Base Rent during the last month of the Term (including any extensions), and (ii) two hundred percent (200%) of the fair market value of the Premises, and any other sums due under this Lease shall be payable in the amount, and at the times, specified in this Lease. The tenancy shall be subject to every other term, condition, covenant and agreement contained in this Lease, except that any renewal or extension option in favor of Tenant shall not be applicable. No such increase shall impair Landlord's other rights and remedies against Tenant by reason of such holding over by Tenant, and Tenant shall vacate the Premises immediately upon Landlord's request.

20.     Access to Premises.
        ------------------

  Tenant shall permit Landlord and its agents to enter the Premises at all reasonable times upon reasonable prior notice, except in the case of an emergency (in which event entry may be made when necessary and without notice), to inspect the Premises, to post Notices of Nonresponsibility and similar notices, to show the Premises to interested parties such as prospective mortgagees, purchasers and tenants to provide any services required of Landlord hereunder, to make necessary alterations, additions, improvements or repairs either to the Premises, the Buildings, or other premises within the Buildings, and to discharge Tenant's obligations hereunder when Tenant has failed to do so within a reasonable time after written notice from Landlord. No such entry shall constitute a constructive eviction or give rise to an abatement of Rent hereunder, constitute a constructive eviction, or otherwise diminish Tenant's obligations under this Lease. In exercising its rights under this Section 20, Landlord shall at all times endeavor to minimize interference with Tenant's operations, to the extent practicable. During the last year of the Term, Landlord shall have the right to erect on the exterior of the Premises and/or on the exterior or in the Common Areas of the Buildings and the Property suitable signs indicating that the Premises are available for lease.

21.     Signs.
        -----

  a.    General. The size, design, color, location and other physical aspects of
        -------
any sign in or on the Premises shall be subject to the CC&R's, Rules, Landlord's approval prior to installation, and to all Legal Requirements. The costs of any permitted sign, and the costs of its installation, maintenance and removal, shall be at Tenant's sole expense and shall be paid within ten (10) days of Tenant's receipt of a bill from Landlord for the costs. In no event shall Tenant be permitted to place any sign, logo or other identification on the exterior of the Buildings, in the Building's Common Areas (other than on a Building directory maintained to identify the Building's tenants), or upon the Property, or which is inside the Premises but visible from outside of the Premises (other than upon the door(s) to the Premises).

  b.   Exterior Building Signage. Notwithstanding Section 21.a., so long as the
       -------------------------
Tenant under this Lease (i) is the Tenant originally named under this Lease in the Basic Lease Information, (ii) is in occupancy pursuant to this Lease of at least seventy-five percent (75%) of the portion of the Premises originally demised under this Lease in the applicable Building, and (iii) is not in default of any of its obligations hereunder beyond the expiration of any applicable grace or cure period, Tenant shall be permitted to maintain identification signage at the top of one exterior side of the Building in which the applicable portion of the Premises is located, in a location reasonably approved by Landlord. The installation, maintenance and removal of Tenant's signage pursuant to this Section 21.b. shall be performed by Tenant at Tenant's expense, but in coordination with Landlord and its reasonable installation procedures and requirements, or at Landlord's option, by Landlord at Tenant's expense. Such signage of Tenant shall be subject to Landlord's prior approval and all Legal Requirements, and shall be limited to Tenant's name and/or logo. If Tenant shall fail to meet the signage conditions specified herein, Landlord may immediately remove Tenant's signage at Tenant's expense, and Tenant's signage rights pursuant to this Section 21.b. shall thereafter forever cease and terminate; provided, however, that if applicable Legal Requirements do not require removal
--------  -------
of such signage prior to the expiration of the thirty (30) day period hereinafter provided, Landlord shall not remove such signage unless it shall have given Tenant thirty (30) days' prior notice of the signage conditions Tenant has failed to meet, and such failure continues after the expiration of such thirty (30) day period. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's expense, or at Landlord's option Landlord shall, at Tenant's expense, remove Tenant's signage and repair any damage to the applicable Building caused by such removal.

  22.  Subordination.
       -------------

  a.   Subordinate Nature. Except as provided in Subsection b., this Lease is
       ------------------
subject and subordinate to all ground and underlying leases, mortgages and deeds of trust which now or may hereafter affect the Real Property or any portion thereof, to the CC&R's, and to all renewals, modifications, consolidations, replacements and extensions of the foregoing, without the necessity of any further documentation evidencing such subordination. Notwithstanding such self-operative subordination, within ten (10) Business Days after Landlord's written request therefor, Tenant shall execute any and all documents required by Landlord, the lessor under any ground or underlying lease ("Ground Lessor"), or the holder or holders of any mortgage or deed of trust ("Holder"), evidencing this Lease to be subordinate to the lien of any such lease, mortgage or deed of trust, as the case may be. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute and deliver any such instrument in the name of Tenant if Tenant fails to do so within such time. If the interest of Landlord in the Real Property or the Buildings is transferred to any Ground Lessor or Holder pursuant to or in lieu of proceedings for enforcement of any such lease, mortgage, or deed of trust, Tenant shall immediately and automatically attorn to the Ground Lessor or Holder, and this Lease shall continue in full force and effect as a direct lease between the Ground Lessor or Holder and Tenant on the terms and conditions set forth herein.

b.   Possible Priority of Lease. If a Ground Lessor or a Holder advises Landlord
     --------------------------
that it desires or requires this Lease to be prior and superior to a lease, mortgage or deed of trust, Landlord may notify Tenant. Within seven (7) Business Days of Landlord's notice, Tenant shall execute, have acknowledged and deliver to Landlord any mad all documents or instruments, in the reasonable form presented to Tenant, which Landlord Ground Lessor or Holder deems necessary or desirable to make this Lease prior and superior to the lease, mortgage or deed of trust.

  c.   Lease Modification. If, in connection with obtaining financing for the
       ------------------
Real Property or any portion thereof, any Holder or Ground Lessor shall request reasonable modification to this Lease as a condition to such ground lease or financing, Tenant shall execute and deliver to Landlord, within ten (10) Business Days of Landlord's request, any such modification agreement so requested, provided such modifications do not materially adversely affect Tenant's rights or materially increase Tenant's obligations hereunder.

  d.   Nondisturbance Agreement. It shall be a condition to the subordination of
       ------------------------
this Lease to any Superior Interest created after the date of this Lease (as distinguished from any Superior Interest in effect as of the date of this Lease, or any amendment or modification thereto), that Tenant shall receive from the Ground Lessor or Holder, as applicable, of such Superior Interest a so-called non-disturbance agreement in the form reasonably required by such Ground Lessor or Holder. If in order to obtain such non-disturbance agreement Landlord is required to pay any fee or charge to such Ground Lessor or Holder, Tenant shall either pay such fee or charge upon notice thereof from Landlord, or Landlord shall be deemed released from its obligation to obtain such non-disturbance agreement and delivery of the same to Tenant shall no longer be a condition of the subordination of this Lease thereto.

23.    Transfer of the Property.
       ------------------------

  Upon transfer of the Real Property and assignment of this Lease, Landlord shall be entirely freed and relieved of all liability under any and all of its covenants and obligations contained in or derived from this Lease occurring after the consummation of the transfer and assignment, and if Landlord shall transfer the Letter of Credit and Letter of Credit Proceeds, if any, to the transferee of Landlord's interest in the Real Property, Landlord shall be released from all liability for the Letter of Credit and Letter of Credit Proceeds and the transferee shall be deemed to have assumed liability thereafter arising with respect to the same. Tenant shall attorn to any entity purchasing or otherwise acquiring the Premises at any sale or other proceeding.

24.    Estoppel Certificates; Financial Statements.
       -------------------------------------------

  Within ten (10) Business Days following written request by Landlord from time to time throughout the Term, Tenant shall execute and deliver to Landlord an estoppel certificate in the form attached hereto as Exhibit F, duty completed by
                                                    ---------
Tenant. At the request of Landlord from time to time during the Term, Tenant shall provide to Landlord its current financial statements or other information setting forth Tenant's financial condition and net worth. Landlord shall use such documentation solely for purposes of this Lease and in connection with the ownership, financing, management and disposition of the Real Property, and shall not disclose such information to any party other than for such purposes.

25.    Mortgagee Protection.
       --------------------

  In the event of any default on the part of Landlord, Tenant will give notice by registered or certified mail to each Ground Lessor and Holder whose identity has been disclosed to Tenant, and shall offer the Ground Lessor or Holder a reasonable opportunity after such notice (but in no event less than thirty (30) days) to cure the default, including time to obtain possession of the Property or the Premises by lease termination, power of sale or a judicial foreclosure (as applicable), if such should prove necessary to effect a cure. In no event shall any Ground Lessor or Holder in any way or to any extent be: (a) liable for any act or omission of any prior Landlord in contravention of any provision of this Lease; or (b) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (c) bound by any Rent which Tenant might have paid for more than thirty (30) days in advance to any prior Landlord; or (d) bound by any agreement or modification of this Lease made without such Ground Lessor's or Holder's written consent. Tenant agrees that if any Ground Lessor or Holder acquires possession of the Premises or title to the Real Property as a result of termination of its ground lease or foreclosure of such Holder's deed of trust or other security instrument, as applicable, the acceptance of a lease surrender or deed in lieu of such foreclosure, or otherwise, the provisions of Section 36 below shall be applicable to liability of such Ground Lessor or Holder as successor Landlord under this Lease.

26.    Attorneys' Fees.
       ---------------

  If either party shall bring any action or legal proceeding for damages for an alleged breach of any provision of this Lease, to recover rent or other sums due, to terminate the tenancy of the Premises or to enforce, protect or establish any term, condition or covenant of this Lease or right of either party, the prevailing party shall be entitled to recover, as a part of the action or proceedings, or in a separate action brought for that purpose, reasonable attorneys' fees and court costs as may be fixed by the court or jury. The prevailing party shall be the party which secures a final judgment in its favor, provided that if the party bringing any action shall dismiss the same without the consent of the other party, the other party shall be deemed the prevailing party.

27.    Brokers.
       -------

  Tenant warrants and represents that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Lease, except for any brokers(s) specified in the Basic Lease Information, and that it knows of no other real estate broker or agent who is or might be entitled to a fee, commission or other compensation in connection with this Lease.

28.    Parking.
       -------

  Tenant shall have the right to park in the parking facilities on the Land, in common with other: tenants of the Property, upon such terms and conditions as may from time to time be established by Landlord. There shall be no charge for any portion of the parking facilities which is not reserved. Tenant agrees not to use in excess of its proportionate share (i.e. the rentable square footage of the Premises in proportion to the rentable square footage of all buildings on the Land) of the parking facilities on the Land and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right, in its absolute discretion, to determine whether the parking facilities are becoming crowded and to allocate and assign parking spaces and areas among Tenant and the other tenants of the Buildings, if any, and the Property. Landlord shall not be liable to Tenant, nor shall this Lease be affected, if any parking is impaired by moratorium, initiative, referendum, law, ordinance, regulation or order passed, issued or made by any governmental or quasi-governmental body or by fire or other casualty.

29.    Utilities and Services.
       ----------------------

  Tenant shall arrange for all telephone, water, gas, electricity, janitorial services, and other power, utilities and services which it shall require in connection with its use or occupancy of the Premises and shall pay for the same, together with any taxes, penalties, surcharges or the like pertaining thereto. In addition, Landlord shall have no obligation to furnish any utilities or services to the Premises or any equipment providing for the same. Without limitation, Tenant shall be solely responsible for providing such heating, ventilation and air conditioning ("HVAC") to the Premises as Tenant shall require for the comfortable occupancy thereof. Any equipment or systems which Tenant shall require in order to supply HVAC shall be subject to the provisions of Section 9 above. Tenant shall obtain, at its expense all electric light bulbs, ballasts and tubes as it shall require for the Premises. If any of the foregoing utilities or services are not separately metered to Tenant, Tenant shall pay a reasonable proportion, as determined by Landlord, of all charges jointly serving the Premises and other premises. Landlord shall not be liable for any damages directly or indirectly resulting from nor shall the Base Rent, Operating Expenses or any other monies owed by Tenant to Landlord under this Lease be abated or reduced by reason of (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of any of the foregoing utilities and services, (b) failure to furnish or delay in furnishing any such utilities or services for any reason whatsoever, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Real Property. Landlord shall be entitled to cooperate voluntarily and in a reasonable manner with the efforts of national, state or local government agencies or utility suppliers in reducing energy or other resource consumption. The obligation to make services available hereunder shall be subject to the limitations of any such voluntary, reasonable program.

30.  Intentionally Deleted.
     ---------------------

31.  Acceptance.
     ----------

  Delivery of this Lease, duly executed by Tenant, constitutes Tenant's offer to lease the Premises as set forth herein, and under no circumstances shall such delivery be deemed to create an option or reservation to lease the Premises for the benefit of Tenant. This Lease shall become effective and binding only upon execution hereof by Landlord and delivery of a signed copy to Tenant. If Landlord does not accept the Tenant's offer within twenty (20) days after the date a copy of this Lease, as executed by Tenant, is received by Landlord, Tenant's offer shall be deemed revoked and any sums delivered by Tenant with its offer shall be returned to Tenant.

32.  Use of Building Name.
     --------------------

  Tenant shall not employ the name of either Building in the name or title of its business or occupation, or for any other purpose, except to identify the address of such Building (in Tenant's business cards, stationary or otherwise), without Landlord's prior written consent, which consent Landlord may withhold in its sole discretion. Landlord reserves the right, upon at least sixty (60) days' prior written notice to Tenant, to change the name of each Building without Tenant's consent and without any liability to Tenant.

33.  Recording.
     ---------

  Neither Landlord nor Tenant shall record this Lease, nor a short form memorandum of this Lease, without the prior written consent of the other.

34.  Quitclaim.
     ---------

  Upon any termination or expiration of this Lease pursuant to its terms, Tenant, at Landlord's request, shall execute, have acknowledged and deliver to Landlord a quitclaim deed of all Tenant's interest in the Premises, Buildings and Property created by this Lease.

35.  Notices.
     -------

  Any notice, demand or request required or desired to be given under this Lease shall be in writing sent to the address of the party specified in this Lease, and shall be given by hand delivery, electronic mail (e.g., telecopy), overnight
                                                      ---
courier service (e.g. Federal Express), or the United States mail, registered or certified, the postage prepaid. All notices shall be deemed to have been given when received at the address of the party to which it has been sent (or when such receipt is refused). As of the date of execution of this Lease, the addresses of Landlord and Tenant are as specified in the Basic Lease Information. Either party may change its address by giving notice of the change in accordance with this Section.

36.  Landlord's Exculpation.
     ----------------------

  The term "Landlord," as used in this Lease, shall mean only the owner or owners of the Real Property at the time in question. Notwithstanding any other provision of this Lease, the liability of Landlord for its obligations under this Lease is limited solely to Landlord's interest in the Real Property as the same may from time to time be encumbered, and no personal liability shall at any time be asserted or enforceable against any other assets of Landlord or against the constituent shareholders, partners or other owners of Landlord, or the directors, officers, employees and agents of Landlord or such constituent shareholder, partner or other owner, on account of any of Landlord's obligations or actions under this Lease. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages or interruption or loss of business, income or profits, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment. Wherever in this Lease Tenant (a) releases Landlord from any claim or liability, (b) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (c) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, the constituent shareholders, partners or other owners of Landlord, and the directors, officers, employees and agents of Landlord and each such constituent shareholder, partner or other owner. In no event shall any shareholder, partner, member, officer, director or other constituent of Landlord or its direct or indirect constituents ever be personally liable for Landlord's obligations or liability under this Lease.

37.  Additional Structures.
     ---------------------

  Any diminution or interference with light, air or view by any structure which may be erected on land adjacent to the Buildings shall in no way alter this Lease or impose any liability on Landlord.

38.  Consents and Approvals.
     ----------------------

  Wherever the consent, approval, judgment or determination of Landlord is required or permitted under this Lease, except as expressly provided herein Landlord may exercise its sole discretion in granting or withholding such consent or approval or in making such judgment or determination. Whenever Tenant requests Landlord to take any action or give any consent or approval, Tenant shall reimburse Landlord for all of Landlord's costs incurred in reviewing the proposed action or consent (whether or not Landlord consents to any such proposed action), including, without limitation, reasonable attorneys' or consultants' fees and expenses, within ten (10) days after Landlord's delivery to Tenant of a statement of such costs. If it is determined that Landlord failed to give its consent or approval where it was required to do so under this Lease, Tenant's sole remedy will be an order of specific performance or mandatory injunction of the Landlord's agreement to give its consent or approval. The review and/or approval by Landlord of any item shall not impose upon Landlord any liability for accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review or approval is for the sole purpose of protecting Landlord's interest in the Real Property, and neither Tenant nor any Tenant Party nor any person or entity claiming by, through or under Tenant, nor any other third party shall have any rights hereunder by virtue of such review and/or approval by Landlord.

39.  General.
     -------

  a.  Captions. The captions and headings used in this Lease are for the
      --------
purpose of convenience only and shall not be construed to limit or extend the meaning of any part of this Lease.

  b.  Time. Time is of the essence for the performance of each term, condition
      ----
and covenant of this Lease.

  c.  Severability. If any provision of this Lease is held to be invalid,
      ------------
illegal or unenforceable, the invalidity, illegality, or unenforceability shall not affect any other provision of this Lease, but this Lease shall be construed as if the invalid, illegal or unenforceable provision had not been contained herein.

  d.  Choice of Law; Construction. This Lease shall be construed and enforced
      ---------------------------
in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning and not strictly for or against either Landlord or Tenant.

  e.  Gender; Singular. Plural. When the context of this Lease requires, the
      ------------------------
neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural.

  f.  Binding Effect. The covenants and agreements contained in this Lease
      --------------
shall be binding on the parties hereto and, subject to Section 14 above, on their respective successors and assigns.

  g.  Waiver. The waiver of either party of any breach of any term, condition
      ------
or covenant of this Lease shall not be deemed to be a waiver of the provision or any subsequent breach of the same or any other term, condition or covenant of this Lease. The subsequent acceptance of Rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach at the time of acceptance of the payment. No covenant, term or condition of this Lease shall be deemed to have been waived unless the waiver is in writing signed by the party whose waiver is sought.

  h.  Entire Agreement. This Lease is the entire agreement between the parties,
      ----------------
and supersedes all prior agreements, including letters of intent, between them, and there are no agreements or representations between the parties except as expressly set forth herein. Except as otherwise provided herein, no subsequent change or addition to this Lease shall be binding unless in writing and signed by the parties hereto.

  i.  Waiver of Jury. Tenant hereby waives any right it may have to a jury
      --------------
trial in the event of litigation between Tenant and Landlord pertaining to this Lease. Landlord and Tenant agree that this paragraph constitutes a written consent to waiver of trial by jury within the meaning of California Code of Civil Procedure Section 631 (a)(2), and Tenant does hereby authorize and empower Landlord to file this paragraph and or this Lease, as required, with the clerk or judge of any court of competent jurisdiction as a written consent to waiver of jury trial.

  j.  Counterparts. This Lease may be executed in counterparts, each of which
      ------------
shall be an original, and all of which together shall constitute but one instrument.

  k.  Exhibits. The Basic Lease Information and all exhibits attached hereto are
      --------
hereby incorporated herein and made an integral part hereof.

  1.  Addendum. The Addendum, if any, attached hereto is hereby incorporated
      --------
herein and made an integral part hereof.

  m.  Other Leases. Tenant represents and warrants to Landlord that, with the
      ------------
exception of this Lease, neither Tenant nor any affiliate of Tenant is a tenant under a lease or any other tenancy agreement (1) with

(a) Riggs & Company, a division of Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (b) Riggs Bank N.A., as trustee of the Multi-Employer Property Trust, (c) the Multi-Employer Property Trust, (d) the National Bank of Washington Multi-Employer Property Trust, the previous name of the Multi-Employer Property Trust, (e) The Riggs National Bank of Washington, D.C., as trustee of the Multi-Employer Property Trust, (f) Northridge Business Center LLC, (g) the Corporate Drive Corporation, as trustee of the Corporate Drive Nominee Realty Trust, (h) Arboretum Lakes-I, L.L.C., a Delaware limited liability company, (i) Village Green at Seven Bridges, L.L.C., (j) Pine Street Development, L.L.C., (k) MEPT Realty LLC, a New York limited liability company,
(I) MEPT, L.L.C., a Delaware limited liability company, (m) Cabrillo Properties LLC, (n) Valencia LLC, (o) Mission Trails LLC, or (p) Centrepointe Distribution Center LLC, or (2) involving any property in which any one or more of the entities named in clauses (1)(a) through (e) are known by Tenant to have an ownership interest.

     IN WITNESS WHEREOF, the parties have executed this Lease on the dates set forth below, effective as of the date first above written.


Landlord:                                          Tenant:

THE MULTI-EMPLOYER                                 AVANTGO, INC.,
PROPERTY TRUST, A TRUST                            a Delaware corporation
ORGANIZED UNDER 12 C.F.R.
SECTION 9.18, by its trustee
Riggs & Company, a division of                     By: /s/ [ILLEGIBLE]^^
                                                       -------------------------
Riggs Bank N.A.
                                                   Its: Chief Executive Officer
                                                        ------------------------

By: /s/ MaryAnne Martin                            By: /s/ Tom Hunter
   ------------------------------                     --------------------------
Its: Managing Director                             Its: CFO
     -----------------                                 -------------------------